CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

           THE CIT GROUP SECURITIZATION CORPORATION II

                           * * * * * *


          THE CIT GROUP SECURITIZATION CORPORATION II, a

corporation organized and existing under and by virtue of the

General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:

          FIRST:  That the Board of Directors of said

corporation, by the unanimous written consent of its members,

filed with the minutes of the board, adopted a resolution

proposing and declaring advisable the certain amendments to the

Certificate of Incorporation of said corporation.  The

resolutions setting forth the proposed amendments are as follows:

               RESOLVED, that the Certificate of Incorporation of

The CIT Group Securitization Corporation II be amended by adding in its entirety the following FOURTEENTH Article so that said

Article shall be and shall read in its entirety as follows:

                         "FOURTEENTH":  Notwithstanding any other
               provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the affirmative vote of one hundred percent (100%) of the directors (including the Independent Director, or if there is more than one, all of the Independent Directors), (i) merge or consolidate with any other corporation or (ii) except as otherwise provided in Article III and elsewhere in this Certificate of Incorporation, sell all or substantially all of the assets of the Corporation; provided that the Corporation shall provide 60 days prior written notice to each NRSO of any such merger, consolidation or sale."

               RESOLVED, that the Certificate of Incorporation of

The CIT Group Securitization Corporation II be amended by

changing the THIRTEENTH Article thereof so that, as amended, said

Article shall be and shall read in its entirety as follows:

                    "THIRTEENTH:  The Corporation reserves the
          right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that, none of Articles THIRD, FIFTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH or FOURTEENTH shall be amended without the affirmative vote of all the directors, including the
          Independent Director, or if there is more    than one,
          all of the Independent Directors. The Corporation shall provide notice to each NRSO of any amendment to any of Articles THIRD, FIFTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH or FOURTEENTH within a reasonable period of time after the adoption of such amendment."

          SECOND:  That thereafter, pursuant to resolution of its

Board of Directors, the sole shareholder of said corporation, did consent in lieu of an annual meeting, to the Amendment to the

Certificate of Incorporation adopted by the Board of Directors,

in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:  That the aforesaid Amendment was duly adopted

in accordance with the applicable provisions of Sections 141(f),

228 and 242 of the General Corporation Law of the State of

Delaware.

          IN WITNESS WHEREOF said THE CIT GROUP SECURITIZATION

CORPORATION II has caused this Certificate to be signed by

Richard W. Bauerband, Executive Vice President, and attested by

Norman H. Rosen, its Secretary, this 17 day of August, 1995.

                         THE CIT GROUP SECURITIZATION CORPORATION II

                         By:  /s/ Richard W. Bauerband
                              Executive Vice President


ATTEST:

By:  /s/ Norman H. Rosen
     Secretary

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

          THE CIT GROUP SECURITIZATION CORPORATION II

                          * * * * * *


          THE CIT GROUP SECURITIZATION CORPORATION II, a

corporation organized and existing under and by virtue of the

General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:

          FIRST:  That the Board of Directors of said

corporation, by the unanimous written consent of its members,

filed with the minutes of the board, adopted a resolution

proposing and declaring advisable the certain amendments to the

Certificate of Incorporation of said corporation.  The

resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Certificate of Incorporation of The CIT Group Securitization Corporation II be amended by changing the FIFTH Article thereof so that, as amended, Section (3) of said Article shall be and shall read in its entirety as follows:

               "(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide. At least one director (the Independent Director, or if there is more than one, all of the Independent Directors) will not be a director, officer or employee of any direct or ultimate parent of the Corporation or of any direct or indirect subsidiary of such parent. Notwithstanding the foregoing, the Independent Director may be a director, officer or employee of any direct or indirect subsidiary of the ultimate parent of the Corporation, provided that each such corporation is formed with purposes limited to those similar to the purposes of the Corporation."

          SECOND:  That thereafter, pursuant to resolution of its

Board of Directors, the sole shareholder of said corporation, did consent in lieu of an annual meeting, to the Amendment to the

Certificate of Incorporation adopted by the Board of Directors,

in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:   That the aforesaid Amendment was duly adopted

in accordance with the applicable provisions of Sections 141(f),

228 and 242 of the General Corporation Law of the State of

Delaware.

          IN WITNESS WHEREOF said THE CIT GROUP SECURITIZATION

CORPORATION II has caused this Certificate to be signed by

Richard W. Bauerband, its Executive Vice President, and attested by Norman H. Rosen, its Secretary, this 12th day of October,

1995.


                    THE CIT GROUP SECURITIZATION CORPORATION II

                    By /s/ Richard W. Bauerband
                    Richard W. Bauerband
                    Executive Vice President

ATTEST:
By /s/ Norman H. Rosen
Norman H. Rosen
Secretary